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                           EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into January 5, 1999, by and between CHARLES L. SMITH ("Employee"), and PRECISION WINDOW MFG., INC., a Missouri corporation ("Company").

                          PRELIMINARY STATEMENTS

     As of the date of this Agreement, ThermoView Industries, Inc. a Delaware corporation ("ThermoView"), has acquired all of the issued and outstanding stock of the Company pursuant to a certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among ThermoView and the shareholders of the Company.

     Prior to the execution of the Purchase Agreement, Employee, in addition to being a shareholder, was a director, officer and employee of the Company.

     The Company desires to employ Employee on the terms and conditions hereinafter set forth and Employee desires to be employed by the Company on such terms and conditions.

     NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1.  EMPLOYMENT.

     Subject to the terms hereof, the Company hereby agrees to employ Employee, and Employee hereby accepts such employment. Employee shall serve the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Board of Directors of the Company. Employee shall devote substantially all of his business time and best efforts to rendering services on behalf of both the Company and Primax Window Co., a subsidiary of ThermoView, as requested by the President of ThermoView.

     SECTION 2.  TERM AND TERMINATION.

     2.1. The term of Employee's employment hereunder shall be from the date hereof through and including January 5, 2002 (the "Term") including any renewal periods hereof pursuant to Section 2.3 hereof, unless terminated prior thereto.

     2.2. (i) The Company may, at any time and in its sole discretion, terminate the employment of Employee hereunder for Cause (as defined below), effective as of the later of (i) the date of written notice to Employee specifying the nature of such cause, or (ii) the expiration of the cure period, if applicable, (the "Termination Date"). For purposes of this Agreement, "Cause" shall mean any of the following: (a) fraud, commission or conviction of a felony, use of illegal drugs or controlled substances, misappropriation, dishonesty, embezzlement, disloyalty or other acts of material misconduct by Employee, (b) repeated

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failure of the Employee to follow the direction of the Board of Directors of the Company or the President of ThermoView or his designee regarding the material duties of his employment after written notice of such failure, or
(c) any breach by the Employee of any material term of this Agreement or any other agreement with the Company. If the employment of the Employee hereunder is terminated pursuant to this paragraph (i), the Company shall have no further obligations hereunder after the Termination Date other than the payment of accrued and unpaid base salary through the Termination Date. In the event that the Company should elect to terminate Employee for "cause" within the meaning of Section 2.2 (i) (c) above, Employee shall have a period of twenty (20) days after the written notice to cure any non-compliance set forth therein.

          (ii) The Company may, at any time and in its sole discretion, terminate the employment of Employee hereunder for any or no reason, effective as of the date of provision of written notice to Employee thereof. If the employment of Employee hereunder is terminated pursuant to this paragraph (ii), the Company shall have no further obligations hereunder after the Termination Date other than the payment of base salary for the remaining Term.

          (iii) If, at any time during the Employment Term, Employee resigns from the employ of the Company for any reason, the Company shall have no further obligations hereunder after the date that he tenders his resignation other than the payment of accrued and unpaid base salary through the last date he provides services hereunder.

          (iv) If Employee dies during the Employment Term, the employment of Employee hereunder shall terminate immediately upon the death of Employee, and the Company shall have no further obligations hereunder after the date of death other than the payment to Employee's estate, legal representatives, heirs, successors, assigns or other beneficiaries of accrued and unpaid salary through such date.

          (v) If Employee becomes disabled during the Term, the employment of Employee hereunder shall terminate effective as of the date of provision of written notice to Employee thereof. For purposes of this Agreement, the term "disability" shall be defined as defined by any applicable long-term disability insurance policy held by the Company, or if the Company does not maintain such a policy, the inability of Employee to perform his normal duties as a full-time employee of the Company for a period of ninety (90) consecutive days by reason of physical or mental illness or incapacity, or for periods of physical or mental illness or incapacity aggregating one hundred twenty (120) days in any consecutive six (6) month period.

     2.3. The Term shall be automatically renewed for an additional year upon the expiration of the initial Term, or any extended Term unless either party should give notice to the other at least thirty (30) days prior to the expiration of the initial Term, or any extended Term, that he or it elects not to renew upon expiration of the Term, or any extended Term.

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     SECTION 3.  COMPENSATION AND BENEFITS.

     3.1. BASE SALARY. Employee shall be paid an annual base salary of $60,000. Payment of base salary shall be payable in installments at such times as the Company customarily pays its other employees.

     3.2 OTHER BENEFITS. Employee shall be eligible to receive the fringe benefits, perquisites, and other benefits of employment for which he is eligible under the Company's policies and procedures which may be revised from time to time at the discretion of the Board of Directors of the Company. In the event Employee's employment is terminated early pursuant to Section 2.2(i) hereof, benefits will likewise terminate prospectively subject to applicable law.

     SECTION 4.  MISCELLANEOUS.

     4.1. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

     4.2. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the Commonwealth of Kentucky, without regard to conflicts of laws principles.

     4.3. ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. Each party shall choose an arbitrator and the third shall be chosen by the two so chosen. If either party to the dispute or difference fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by any party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Louisville, Kentucky. All arbitration proceedings shall be held in Louisville, Kentucky. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

     4.4. HEADINGS. The section and paragraph heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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     4.5. NOTICES.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Company:

          c/o ThermoView Industries, Inc.
          1101 Herr Lane
          Louisville, Kentucky  40222
          Attn:  Stephen A. Hoffmann, Chief Executive Officer
          Fax No:  (502) 412-0301

     With a copy to:

          Stites & Harbison
          400 West Market Street, Suite 1800
          Louisville, KY 40202
          Attn: Ralston W. Steenrod, Esq.
          Fax No:  (502) 587-6391


     If to the Employee:

          Charles L. Smith
          c/o Primax Window Co.
          5611 Fern Valley Road
          Louisville, Kentucky 40228
          Fax No:  (502) 962-9484

     With a copy to:

          Greenebaum Doll & McDonald, PLLC
          3300 National City Tower
          Louisville, Kentucky  40202
          Attn:  Ivan M. Diamond, Esq.
          Fax No:  (502) 540-2134


     All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if sent by overnight courier, on the next business

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day following the day such notice is delivered to the courier service, (iii)
if made by telecopy or facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation or otherwise, or
(iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

     Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

     4.6. ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement and the Employee has executed this Agreement as of the date first above written.

                                      EMPLOYEE:



                                      /s/ Charles L. Smith
                                      ------------------------------------
                                      Charles L. Smith



                                      COMPANY:

                                      PRECISION WINDOW MFG., INC.



                                      By:  /s/ Stephen A. Hoffmann
                                           -------------------------------
                                           Stephen A. Hoffmann, Vice President






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